Exhibit 13.1

Certifications of Co-Chief Executive Officers and Chief Financial Officer of On Holding AG Pursuant to Section 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Marc Maurer, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of On Holding AG for the year ended December 31, 2022, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the On Holding AG.

Dated: March 21, 2023

By: /s/ Marc Maurer
Name: Marc Maurer
Title: Co-Chief Executive Officer

I, Martin Hoffmann, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of On Holding AG for the year ended December 31, 2022, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the On Holding AG.

Dated: March 21, 2023

By: /s/ Martin Hoffmann
Name: Martin Hoffmann
Title: Chief Financial Officer and Co-Chief Executive Officer